UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
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[   ] Soliciting Material Pursuant to §240.14a-12

CADIZ INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CADIZ INC.
__________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2007

To our Stockholders:

The annual meeting of stockholders of Cadiz Inc., a Delaware corporation, will be held at the law offices of Theodora Oringher Miller & Richman PC, located at 2029 Century Park East, 6th Floor, Los Angeles, California 90067, on Friday, June 15, 2007, at 11 a.m., local time, and any adjournments thereof, to consider and act upon the following matters:

(1) The election of six members of the Board of Directors, each to serve until the next annual meeting of stockholders or until their respective successors shall have been elected and qualified;

(2) Ratification of the selection by the Audit Committee of our Board of Directors of PricewaterhouseCoopers LLP as Cadiz' independent certified public accountants for fiscal year 2007;

(3) The approval of Cadiz' 2007 Management Equity Incentive Plan;

(4) The transaction of such other business as may properly come before the meeting and any adjournments thereof.

The accompanying proxy statement contains a more complete description of these proposals.

Only stockholders of record at the close of business on April 20, 2007 are entitled to notice of and to vote at the annual meeting. In order to constitute a quorum for the conduct of business at the annual meeting, holders of a majority of all outstanding voting shares of our common stock and preferred stock must be present in person or be represented by proxy.

Whether or not you expect to attend the annual meeting in person, please either vote your shares via Internet, by phone (detailed instructions are included on the proxy card) or date, sign and mail the enclosed proxy in the postage paid return envelope provided as promptly as possible. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

O'Donnell Iselin II
Secretary

Los Angeles, California
April 27, 2007

CADIZ INC.
Annual Meeting of Stockholders

APPENDIX A

PROXY CARD

CADIZ INC.
777 S. Figueroa Street, Suite 4250
Los Angeles, California 90017

PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2007

INFORMATION ABOUT SOLICITATION AND VOTING

The Board of Directors of Cadiz Inc. is soliciting proxies to be voted at the annual meeting of our stockholders to be held on Friday, June 15, 2007, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement contains information that may help you decide how to vote. These proxy materials were mailed on or about April 27, 2007 to all stockholders of record.

Cadiz' Annual Report on Form 10-K for the year ended December 31, 2006, including audited financial statements, is being mailed to you with this proxy statement.

RECORD DATE, VOTING SECURITIES AND QUORUM

The Board of Directors has fixed the close of business on April 20, 2007 as the record date for determination of stockholders entitled to notice of, and to vote at, the annual meeting.

On the record date, 11,886,322 shares of our common stock were outstanding and 1,000 shares of our convertible preferred stock were outstanding. Holders of common stock are entitled to one vote per share. Holders of preferred stock are entitled to that number of votes equal to the number of shares of common stock issuable upon conversion of the preferred stock at the time the shares are voted, which is approximately 17.29 votes for each share of preferred stock. Only stockholders of record at the close of business on the record date will be entitled to vote.

The candidates for director receiving a plurality of the votes of the shares present in person or represented by proxy will be elected (Proposal 1). An affirmative vote of a majority of the shares present or represented by proxy and voting at the meeting is required for ratification of Cadiz' independent registered public accounting firm (Proposal 2) and approval of the 2007 Management Equity Incentive Plan (Proposal 3). If you complete, sign, and date the enclosed proxy and return it before the meeting, the persons named will vote your shares as you specify in the proxy. If you sign, date, and return your proxy but do not indicate how you wish your shares voted, they will be voted for the proposals. If you do not return a signed proxy, or submit your vote via Internet or by phone, then your shares will not be voted unless you attend the meeting and vote in person.

To have a quorum, holders of a majority of all shares of voting stock outstanding on the record date must be present at the meeting, either in person or by proxy. Abstentions and "broker non-votes" - shares held by brokerage firms for their clients as to which the firms have not received voting instructions from their clients and therefore do not have the authority to vote - will be counted for purposes of determining a quorum, but will be treated as neither a vote "for" nor a vote "against" the proposals.

REVOCABILITY OF PROXIES

You may revoke a proxy any time before the voting begins in any of the following ways:

* By giving written notice to our corporate secretary;

* By signing and delivering a later dated proxy; or

* By attending and voting in person at the meeting.

COST OF SOLICITATION

We are paying the expenses of this solicitation. If requested, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies, without extra compensation, in person or by telephone, fax, e-mail, or similar means.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors has nominated the six persons listed below for election at the annual meeting to serve as directors for a term expiring at the 2008 annual meeting of stockholders or until their respective successors are elected and qualified.

Keith Brackpool
Murray H. Hutchison
Timothy J. Shaheen
Stephen J. Duffy
Winston H. Hickox
Geoffrey Grant

Each of the nominees currently serves as a director and has agreed to serve as such for another term if elected. Under the terms of our credit facility with Peloton Multi-Strategy Master Fund and Milfam II L.P., as lenders, and Peloton Partners, LLP, as administrative agent (collectively, "Peloton"), Peloton has the right to designate one independent director to serve on the Board and its committees. Peloton has selected Raymond J. Pacini as its designee. Mr. Pacini will serve as a director along with the other persons who are elected as directors from the six nominees named above.

Proxies will be voted for the election of the nominees named above unless instructions are given to the contrary. Proxies cannot be voted for a greater number of persons than the number of nominees named. Should any nominee become unable to serve as a director, the persons named in the enclosed form of proxy will, unless otherwise directed, vote for the election of such other person as the present Board of Directors may designate to fill that position.

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth certain biographical information, the present occupation and the business experience for the past five years or more of each director and executive officer:

Nominees for Director:

Name	Age	Position with Cadiz

Keith Brackpool	49	Chairman of the Board,
		President and
		Chief Executive Officer

Murray H. Hutchison	68	Director

Timothy J. Shaheen	47	Director

Stephen J. Duffy	53	Director

Winston H. Hickox	64	Director

Geoffrey Grant	46	Director

Director designated by the
Peloton Credit Agreement:

Name	Age	Position with Cadiz

Raymond J. Pacini	51	Director

Executive Officers who are not Directors:

Name	Age	Position with Cadiz

O'Donnell Iselin II	53	Chief Financial Officer and Secretary

Richard E. Stoddard	56	Assistant Secretary, Chairman of the Board of
		Managers and CEO of Cadiz Real Estate LLC

Keith Brackpool is a founder of Cadiz, has served as a member of Cadiz' Board of Directors since September 1986, and has served as President and Chief Executive Officer of Cadiz since December 1991. Mr. Brackpool assumed the role of Chairman of the Board of Cadiz on May 14, 2001, and was the Chief Financial Officer from May 19, 2003 until the appointment of Mr. Iselin to that position in October 2005. Mr. Brackpool has also been a principal of 1334 Partners L.P., a partnership that owns commercial real estate from 1989 to present.

Murray H. Hutchison was appointed a director of Cadiz in June 1997. He is also a member of the Board of Managers (an LLC's functional equivalent of a Board of Directors) of Cadiz' subsidiary, Cadiz Real Estate LLC. In his capacity as a manager of the LLC, he performs essentially the same duties on behalf of the LLC as he would as an outside director for a corporation. Since his retirement in 1996 from International Technology Corporation, a publicly traded diversified environmental management company, Mr. Hutchison has been self-employed with his business activities involving primarily the management of an investment portfolio. From 1976 to 1996, Mr. Hutchison served as Chief Executive Officer and Chairman of International Technology. Mr. Hutchison currently serves as Chairman of the Board of Texas Eastern Product Pipelines Company (TEPPCO), a publicly traded company operating in refined petroleum products, liquefied petroleum gases and petrochemical transportation and storage. Mr. Hutchison serves as lead director on the board of Jack in the Box, Inc., a publicly traded fast food restaurant chain; and as a director on the board of Cardium Therapeutics, Inc., a publicly traded medical technology company. Additionally, Mr. Hutchison serves as Chairman of the Huntington Hotel Corporation, owner of a privately owned hotel and office building, and as a director of several other non-publicly traded U.S. companies.

Timothy J. Shaheen was appointed a director of Cadiz in March 1999. Mr. Shaheen is a private investor and principal of Difinity Capital Partners LLP. From September 1996 to April 2005, Mr. Shaheen served as the President, Chief Executive Officer and a director of Sun World International. Prior to joining Sun World, Mr. Shaheen served as a senior executive with Albert Fisher North America, a publicly traded domestic and international produce company from 1989 to 1996. While with Albert Fisher, Mr. Shaheen also served as director of its Canadian produce operations and as a director of Fresh Western Marketing, one of the largest growers and shippers of fresh vegetables in the Salinas Valley of California. Prior to his employment with Albert Fisher, Mr. Shaheen has seven years of experience with the accounting firm of Ernst & Young LLP. Mr. Shaheen is a certified public accountant.

Raymond J. Pacini was appointed a director of Cadiz effective June 16, 2005. Mr. Pacini is the designee of Peloton pursuant to the right of Peloton to designate a single director under the terms of Cadiz' credit facility with Peloton. Mr. Pacini was originally appointed to the Board as a nominee of ING pursuant to the rights of ING, our prior lender, as holder of Cadiz' Series F preferred stock. As of June 29, 2006, Cadiz' loan with ING was paid in full and ING's right to designate members of our Board of Directors was terminated. Since May 1998, Mr. Pacini has been the President, Chief Executive Officer and a Director of California Coastal Communities, Inc. (CALC),

a publicly traded (NASDAQ:CALC) residential land development and homebuilding company operating in Southern California. From June 1990 until May 1998, Mr. Pacini was the Chief Financial Officer of CALC (formerly known as Koll Real Estate Group, Inc. and Henley Properties, Inc.).

Stephen J. Duffy was appointed a director of Cadiz effective July 3, 2006 to replace outgoing director Gregory Preston, who resigned on June 30, 2006. As of January 2007, Mr. Duffy serves as a Managing Principal for IHP-Arnel Investment Partners, a real estate investment company, operating nationally. From 2004 - 2006 Mr. Duffy served as Chief Operating Officer for Western National Realty Advisors. Prior to joining Western National Realty Advisors, Mr. Duffy was the Partner-in-Charge of Real Estate Capital Markets for the Western U.S. with Ernst & Young, LLP. Ernst & Young, LLP merged with Kenneth Leventhal & Company in 1995, and Mr. Duffy was the Managing Partner of Kenneth Leventhal & Company's Real Estate Consulting Practice in Newport Beach, California at that time. Mr. Duffy has over 25 years of management consulting and finance experience, specializing in capital markets and strategic planning.

Winston Hickox was appointed a director of Cadiz effective October 2, 2006. Mr. Hickox is currently a partner at California Strategies, a public policy consulting firm. From 2004 - 2006 Mr. Hickox completed a two-year assignment as Sr. Portfolio Manager with the California Public Employees’ Retirement System (CalPERS) where he assisted with the design and implementation of a series of environmentally oriented investment initiatives in the Private Equity, Real Estate, Global Public Equities, and Corporate Governance segments of the fund’s $211 billion investment portfolio.  Prior to his assignment at CalPers, from 1999 - 2003, Mr. Hickox served as Secretary of the California Environmental Protection Agency (CalEPA) and a member of the Governor’s cabinet. Mr. Hickox’s environmental policy experience also includes two years as an alternate member of the California Coastal Commission  (1997-1999); seven years as Special Assistant of Environmental Affairs for California Governor Edmund G. Brown, Jr.  (1975 - 1983); twelve years on the board of the California League of Conservation Voters (CLCV), including a four-year term as Board President  (1994 - 2006); and two years on the boards of Audubon California and Sustainable Conservation  (2004 - present). Additionally, Mr. Hickox is currently serving as a member of the board of Thomas Properties Group, a publicly traded full service real estate investment firm and as a member of the Sacramento County Employees’ Retirement System board. Earlier in his professional career, Mr. Hickox was a partner and Managing Director with LaSalle Advisors, Ltd., a major force in the world's real estate capital markets, and a Managing Director with Alex Brown Kleinwort Benson Realty Advisors Corp., where he served as head of the firm’s Portfolio Management Group.

Geoffrey Grant was appointed a director of Cadiz effective January 22, 2007. Mr. Grant is presently a Managing Partner and the Chief Investment Officer of Peloton Partners LLP, a global asset management firm launched in 2005 (“Peloton Partners”), which is the administrative agent under our credit facility with Peloton, and which is an affiliate of one of the lenders under this facility. Since Mr. Grant co-founded Peloton, the firm has grown to manage a $2 billion macro-oriented hedge fund. Prior to founding Peloton, Mr. Grant was with Goldman Sachs for 15 years, from 1989 to 2004. Mr. Grant’s last responsibility at Goldman Sachs was as Head of Global Foreign Exchange and Co-head of the Proprietary Trading Group in London. Mr. Grant began his career at Morgan Stanley, working in New York and Tokyo from 1981 to 1989.

Richard E. Stoddard serves as Chairman and CEO of the Board of Managers of Cadiz Real Estate LLC, a wholly-owned subsidiary of Cadiz, as a consultant, directing the development of the Cadiz Valley water project and the other Cadiz real estate assets. Mr. Stoddard also serves as the Assistant Secretary of Cadiz. In addition, since 1988, Mr. Stoddard has served as the Chairman and CEO of Kaiser Ventures LLC, an unrelated company involved in real estate development and waste management projects in southern California.

O'Donnell Iselin II joined Cadiz as its Chief Financial Officer in October 2005. From October 2004 until his appointment as Cadiz' Chief Financial Officer, Mr. Iselin served as Treasurer of Southwest Water Company, a NASDAQ listed water utility and services company.  From 1989 to 2004, Mr. Iselin was employed in various capacities by Hughes Electronics Corporation, now The DIRECTV Group, Inc., serving since 2000 as Director of Treasury.

THE BOARD OF DIRECTORS

Directors of Cadiz hold office until the next annual meeting of stockholders or until their successors are elected and qualified. There are no family relationships between any directors or current officers of Cadiz. Officers serve at the discretion of the Board of Directors.

The Board is elected annually. Presently the Board is comprised of seven directors, of whom two are current or former executive officers of Cadiz or a former subsidiary of Cadiz. Mr. Brackpool is the Company's Chief Executive Officer, and Mr. Shaheen served as President, Chief Executive Officer and a director of Sun World International, the Company's former subsidiary, until April 2005. Mr. Grant, the Chief Investment Officer and a Managing Partner of Peloton Partners, has been determined by the Board to be precluded from a designation of independence under the current rules and regulations of the Securities and Exchange Commission and the pertinent listing standards of the NASDAQ Global Market (formerly NASDAQ National Market). Mr. Pacini, a designee of Peloton pursuant to the right of Peloton to designate a single director under the terms of Peloton's credit facility, and the three remaining directors, Messrs. Hutchison, Duffy and Hickox, have all been affirmatively determined by the Board to be "independent" under all relevant securities and other laws and regulations, including those set forth in SEC and regulations and pertinent listing standards of the NASDAQ Global Market, as in effect from time to time.

The Board maintains three committees, whose functions are described below. The Board has determined that all members of its committees are independent. Each committee maintains a written charter detailing its authority and responsibilities. These charters are reviewed periodically as legislative and regulatory developments and business circumstances warrant and are available in their entirety on the Company's website at http://www.cadizinc.com and to any stockholder otherwise requesting a copy.

The Company's independent directors meet routinely in executive session without the presence of management.

Stockholders wishing to communicate with the Board, or with a specific Board member, may do so by writing to the Board, or to the particular Board member, and delivering the communication in person or mailing it to: Board of Directors c/o O'Donnell Iselin II, Corporate Secretary, Cadiz Inc., 777 S. Figueroa Street, Suite 4250, Los Angeles, California 90017.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the year ended December 31, 2006, the Board of Directors held three formal meetings, conferred on a number of occasions through telephone conferences, and took action, when appropriate, by unanimous written consent. Each current director attended all the meetings of the Board and all the meetings of the Board committees of which each was a member during his term.

The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, each of which is comprised entirely of directors whom the Board has affirmatively determined to be independent, as they meet the objective requirements set forth by the NASDAQ Global Market and the SEC, and have no relationship, direct or indirect, to the Company other than as stockholders or through their service on the Board.

The Audit Committee is responsible for (i) considering the adequacy of the Company's internal accounting control procedures, (ii) overseeing the Company's compliance with legal and regulatory requirements, (iii) reviewing the independent auditor's qualifications and independence, (iv) the appointment, compensation and oversight of all work performed by the independent registered public accounting firm and (v) overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Committee advises and makes recommendations to the Board of Directors regarding the financial, investment and accounting procedures and practices followed by the Company. The Committee operates under a written charter adopted by the Board of Directors, which is available on the Company's website at http://www.cadizinc.com and to any stockholder otherwise requesting a copy. The Audit Committee is currently composed of Raymond J. Pacini, Stephen J. Duffy and Winston H. Hickox. For the year ended December 31, 2006, the Audit Committee originally consisted of Geoffrey Arens, Mr. Pacini and Mr. Hutchison. Mr. Arens resigned from the Board of Directors and the Audit Committee on January 6, 2006

and was replaced by Gregory Preston. On June 30, 2006, Mr. Preston resigned from the Company's Board of Directors, and from all committees of the Board, including the Audit Committee, as a result of the Company's repayment in full of its loan facility with ING and the accompanying termination of ING's rights to designate members of the Company's Board of Directors and committees of the Board. Effective July 3, 2006, Mr. Duffy replaced Mr. Preston on the Audit Committee. Additionally, effective July 31, 2006, Mr. Hutchison resigned from the Audit Committee solely due to his service on the audit committee of a New York Stock Exchange listed company which prohibits members of its audit committee from serving on more than two other audit committees. Effective October 2, 2006, the Board of Directors appointed Mr. Hickox to the Audit Committee to replace Mr. Hutchison. The Audit Committee met six times during the year ended December 31, 2006.

The Compensation Committee oversees compensation of the Chief Executive Officer and key executives and oversees regulatory compliance with respect to the Company's compensation matters. The Committee also oversees the Company's compensation policy applicable to senior management of the Company and advises and makes recommendations to the Board of Directors regarding the compensation of directors and executive officers. The Committee operates under a written charter adopted by the Board of Directors, which is available on the Company's website at http://www.cadizinc.com and to any stockholder otherwise requesting a copy. The Compensation Committee is currently composed of Mr. Hutchison, Mr. Pacini, Mr. Duffy, and Mr. Hickox. For the year ended December 31, 2006, the members of the Committee originally consisted of Messrs. Pacini, Hutchison, and Arens. Mr. Arens resigned from the Board of Directors and the Compensation Committee on January 6, 2006 and was replaced by Gregory Preston. On June 30, 2006, Mr. Preston resigned from the Company's Board of Directors, and from all committees of the Board, including the Compensation Committee, as a result of the Company's repayment in full of its loan facility with ING and the accompanying termination of ING's rights to designate members of the Company's Board of Directors and committees of the Board. Effective July 3, 2006, Mr. Duffy replaced Mr. Preston on the Compensation Committee. Mr. Hickox was appointed to the Compensation Committee effective October 2, 2006. The Compensation Committee met twice during the year ended December 31, 2006.

The Corporate Governance and Nominating Committee is responsible for the establishment of procedures for the Committee's oversight of the evaluation of the Board and management. The Committee makes recommendations to the Board of corporate guidelines principles applicable to the Company. The Committee is also responsible for the identification and recommendation to the Board of qualified candidates for nomination to the Company's Board of Directors. The Committee will consider director candidates recommended by stockholders provided the nominations are received on a timely basis and contain all information relating to such nominee as is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person's written consent to being named in the Proxy Statement as a nominee and to serve as a director if elected, the name and address of such stockholder or beneficial owner on whose behalf the proposed nomination is being made, and the class and number of shares of the Company owned beneficially and of record by such stockholder or beneficial owner. The Corporate Governance and Nominating Committee will consider nominees suggested by stockholders on the same terms as nominees selected by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee believes that nominees for election to the Board of Directors must possess certain minimum qualifications. The Committee will consider a candidate's judgment, skill, diversity, experience with businesses and other organizations of comparable size, financial background, beneficial ownership of the Company, and the interplay of the candidate's experience with the experience of other Board members, among other factors, in assessing a candidate. Except as set forth above, the Corporate Governance and Nominating Committee does not currently have a formal policy regarding the handling or consideration of director candidate recommendations received from a stockholder, or a formal process for identifying and evaluating nominees for directors (including nominees recommended by stockholder). These issues will be considered by the Corporate Governance and Nominating Committee, which will then make a recommendation to the Board. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, which is available on the Company's website at http://www.cadizinc.com and to any stockholder otherwise requesting a copy. The Corporate Governance and Nominating Committee is currently composed of Mr. Hutchison, Mr. Pacini, Mr. Duffy, and Mr. Hickox. For the year ended December 31, 2006, the members of the Committee originally consisted of Messrs. Pacini, Hutchison, and Arens. Mr. Arens resigned from the Board of Directors and the Corporate Governance and Nominating Committee on January 6, 2006 and was replaced by Gregory Preston. On June 30, 2006, Mr. Preston resigned from the

Company's Board of Directors and from all committees of the Board, including the Corporate Governance and Nominating Committee, as a result of the Company's repayment in full of its loan facility with ING and the accompanying termination of ING's rights to designate members of the Company's Board of Directors and committees of the Board. Effective July 3, 2006, Mr. Duffy replaced Mr. Preston on the Corporate Governance and Nominating Committee. Mr. Hickox was appointed to the Corporate Governance and Nominating Committee effective October 2, 2006. The Corporate Governance and Nominating Committee met once during the year ended December 31, 2006.

Geoffrey Arens served on the Board of Directors of Cadiz, the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee as one of the two Series F directors during 2006 serving as a designee of ING until his resignation from the Board of Directors and all of its committees on January 6, 2006. Upon Mr. Arens' retirement, Mr. Preston replaced him on the Board of Directors and all three committees. Mr. Pacini served as the second Series F director appointed by ING during 2006. Upon repayment of Cadiz' loan with ING, Mr. Pacini was appointed by Peloton to serve as Peloton's designee on Cadiz's Board of Directors pursuant to Peloton's right to designate a single director under the terms of Cadiz' credit facility with Peloton. Mr. Pacini serves on the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

The Board of Directors has determined that Mr. Pacini, a member of the Company's Audit Committee, is an "audit committee financial expert" as that term is defined in Item 401(h) of Regulation S-K under the Securities Act.

CODE OF ETHICS

Cadiz has adopted a code of ethics that applies to all of its employees, including its chief executive officer and chief financial officer. A copy of the code of ethics may be found on Cadiz' website at http://www.cadizinc.com. Any employee who becomes aware of any existing or potential violation of the code of ethics is required to report it. Any waivers from the code of ethics granted to directors or executive officers will be promptly disclosed on the Company's website at http://www.cadizinc.com.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires Cadiz' directors and executive officers, and persons who beneficially own more than 10% of a registered class of Cadiz' equity securities ("reporting persons"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Cadiz. Reporting persons are required by Commission regulations to furnish Cadiz with copies of all Section 16(a) forms they file.

To Cadiz' knowledge, based solely on a review of the copies of reports and amendments thereto on Forms 3, 4 and 5 furnished to us by reporting persons and forms that we filed on behalf of certain directors and officers, during, and with respect to, Cadiz' fiscal year ended December 31, 2006, and on a review of written representations from reporting persons to Cadiz that no other reports were required to be filed for such fiscal year, the Form 3 filed on August 10, 2006 by Stephen Duffy, which reported his appointment as a director on July 3, 2006, was inadvertently filed late, the Form 4 filed by Keith Brackpool on March 24, 2006, which reported the transfer of 12,128 shares by Mr. Brackpool pursuant to a divorce decree entered on March 20, 2006, was filed late because Mr. Brackpool did not receive notice from the court of the entry of this decree until March 23, 2006, and all other Section 16(a) filing requirements applicable to Cadiz' directors, executive officers and greater than 10% beneficial owners during such period were satisfied in a timely manner.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of Cadiz voting securities, as of the record date for the annual meeting unless otherwise stated, including our class of common stock and our class of preferred stock, by each stockholder who we know to own beneficially more than five percent of each class, and by each director, each named executive officer and all directors and executive officers as a group, excluding, in each case, rights under options or warrants not exercisable within 60 days. All persons named have sole voting power and investment power over their shares except as otherwise noted.

CLASS OF COMMON STOCK

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
Peloton Partners, LLP Peloton Master Fund 17 Broadwick Street London X0 W1F 0DJ ING Groep N.V. ING Capital LLC Amstelveenseweg 500 1081 KL Amsterdam	2,716,658(1) 1,381,072 (2)	20.2% 11.6%

FMR Corp. 82 Devonshire Street Boston MA 02109	1,140,226(3)	9.6%

Pictet Asset Management SA 60 Route Des Acacias Geneva 73 Switzerland CH-12 11	836,359(4)	7.0%
Bedford Oak Partners, L.P. Bedford Oak Advisors, L.L.C. 100 South Bedford Road Mt. Kisco, NY 10549	821,400(5)	6.9%

Keith Brackpool c/o 777 S. Figueroa St., Suite 4250 Los Angeles, CA 90017	217,426 (6)	1.8%

Richard E. Stoddard c/o 777 S. Figueroa St., Suite 4250 Los Angeles, CA 90017	178,191(7)	1.5%

O’Donnell Iselin c/o 777 S. Figueroa St., Suite 4250 Los Angeles, CA 90017	26,667 (8)	*

Timothy J. Shaheen c/o 777 S. Figueroa St., Suite 4250 Los Angeles, CA 90017	10,859	*

Murray Hutchison c/o 777 S. Figueroa St., Suite 4250 Los Angeles, CA 90017	10,209	*

Raymond J. Pacini c/o 777 S. Figueroa St., Suite 4250 Los Angeles, CA 90017	1,510	*

Stephen J. Duffy c/o 777 S. Figueroa St., Suite 4250 Los Angeles, CA 90017	0	0

Winston H. Hickox c/o 777 S. Figueroa St., Suite 4250 Los Angeles, CA 90017	0	0

Geoffrey Grant c/o 777 S. Figueroa St., Suite 4250 Los Angeles, CA 90017	0 (9)	0

All Directors and officers as a group (nine individuals)	444,862(6)(7)(8)(9)	3.7%
______________________________________________________________

*	Represents less than one percent of the 11,886,322 outstanding shares of common stock of Cadiz as of April 20, 2007.

CLASS OF SERIES F PREFERRED STOCK

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
ING Groep N.V. ING Capital LLC Amstelveenseweg 500 1081 KL Amsterdam	1,000	100%

(1)
Based upon correspondence with Peloton Partners LLP and Cadiz corporate records, Peloton Partners LLP, in its capacity as the investment advisor of Peloton Master Fund, beneficially owns an aggregate of 2,716,658 shares of Cadiz common stock as of March 30, 2007. This includes the right to purchase 1,582,180 shares of common stock of Cadiz upon the conversion of the Convertible Term Loan Agreement between Peloton Partners LLP, Cadiz and Cadiz Real Estate LLC.

(2)
Based upon Schedule 13D filed with the SEC on October 27, 2006 by ING Groep N.V. on behalf of its wholly-owned subsidiary ING Capital LLC, and Cadiz corporate records, ING entities beneficially own 1,000 shares of Cadiz Series F Preferred Stock and have sole voting and dispositive power as to all of the shares. The preferred stock held by ING is initially convertible into 17,289 shares of Cadiz common stock. In addition to the preferred stock, ING holds 1,363,783 shares of Cadiz common stock, and ING has sole voting and dispositive power as to the common stock. The principal office of ING Capital LLC is located at 1325 Avenue of the Americas, New York, NY 10019.

(3)
Based upon Form 13G/A filed with the SEC on February 14, 2007 by FMR Corp, Cadiz corporate records of stock issuances and correspondence with Fidelity Investments and its parent FMR Corp., FMR Corp. and its affiliated entities beneficially own an aggregate of 1,140,226 shares of Cadiz common stock, and have sole voting and dispositive power of the stock.

(4)
Based upon a Form 13G/A filed on February 14, 2007 with the SEC, Cadiz corporate records of stock issuances and correspondence with Pictet Asset Management SA, Pictet Asset Management SA beneficially owns an aggregate of 836,359 shares of Cadiz common stock.

(5)
Based upon Form 13G filed with the SEC in on February 14, 2007, Cadiz corporate records of stock issuances and correspondence with Bedford Oak Advisors, the listed related funds beneficially own an aggregate of 821,400 shares of Cadiz common stock.

(6)	Includes 100,000 shares underlying presently exercisable options.

(7)	Includes 100,000 shares underlying presently exercisable options.

(8)	Includes 26,667 shares underlying presently exercisable options.

(9)
According to correspondence with Peloton Partners LLP, Mr. Grant is Chief Investment Officer of Peloton Partners LLP and conducts the investment activities of Peloton Partners LLP, Peloton Partners LP & Peloton Multi-Strategy Master Fund, which held an aggregate of 2,716,658 shares of Cadiz common stock on March 30, 2007. This includes the right to purchase 1,582,180 shares of common stock of Cadiz under the Convertible Term Loan Agreement between Peloton Partners, Cadiz and Cadiz Real Estate LLC. Mr. Grant does not directly own any shares of Cadiz common stock and disclaims any beneficial ownership of Cadiz common stock to the extent that such beneficial ownership exceeds such person’s pecuniary interest.

STOCK PRICE PERFORMANCE

The stock price performance graph below compares the cumulative total return of Cadiz common stock against the cumulative total return of the Standard & Poor’s Small Cap 600 NASDAQ U.S. index and the Russell 2000® index for the past five fiscal years. The graph indicates a measurement point of December 31, 2001 and assumes a $100 investment on such date in Cadiz common stock, the Standard & Poor’s Small Cap 600 and the Russell 2000® indices. With respect to the payment of dividends, Cadiz has not paid any dividends on its common stock, but the Standard & Poor’s Small Cap 600 and the Russell 2000® indices assume that all dividends were reinvested. The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this annual report on Form 10-K into any filing under the Securities Act of 1933, as amended, except to the extent that Cadiz specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among Cadiz, Inc., The S & P Smallcap 600 Index
And The Russell 2000 Index

$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
12/01
12/02
12/03
12/04
12/05
12/06
Cadiz, Inc.
S & P Smallcap 600
Russell 2000

* $100 invested on 12/31/01 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright © 2007, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION PHILOSOPHY

Our executive compensation programs are designed to enhance operating performance and to maximize the long-term value of our assets and stockholder value by aligning the financial interests of the executive officers and management with those of our stockholders. Such a compensation program helps to achieve Cadiz' business and financial objectives and provide incentives needed to attract and retain well-qualified executives in a highly competitive marketplace.

Our development activities are inherently long-term in nature. Our quarterly and annual results of operations have not, and in the near term are not expected to, bear a direct relationship to the progress made by us in the development of our land and water resources. Accordingly, in order to achieve our basic goal of matching the financial interest of our executive officers and management with those of our stockholders, our compensation program emphasizes long-term incentives. In this respect, our compensation program is weighted more heavily towards long-term incentives than is typical of other companies with similarly sized asset portfolios. Through the programs described below, a very significant portion of our executive compensation is linked to share price appreciation and corporate performance.

Our Board of Directors has formed a Compensation Committee which is responsible for reviewing and establishing the compensation payable to our executive officers, including our Chief Executive Officer. For executive officers other than the Chief Executive Officer, the Committee establishes compensation levels based, in part, upon the recommendations of our Chief Executive Officer. Currently, we have only three executive officers, including our Chief Executive Officer. The Compensation Committee is therefore able to consider the performance of each officer on an individual basis in adjusting base salary levels and in determining additional incentive compensation, such as the cash awards and long term incentives discussed below.

ELEMENTS OF COMPENSATION

Our compensation program has three primary components: base salary, performance-based cash awards and long-term incentives through stock awards.

BASE SALARY. In light of our emphasis on long-term incentives, the base salary component of our compensation program is lower than that typically provided by similarly sized companies. No specific or set formula has been used to tie base salary levels to precise measurable factors; rather, current base salaries have been established by agreements negotiated directly with our key executives.

Our Chief Executive Officer, Mr. Keith Brackpool, is charged with the overall responsibility for our company's performance. Mr. Brackpool is compensated pursuant to a written agreement effective as of February 1, 2003, which established a base salary of $250,000 per year. This base salary was increased to $400,000 per year effective as of January 1, 2007. In 2003 there was significant uncertainty concerning the company's ability to continue with the development of its resource development programs. This uncertainty was due to, among other things, the Metropolitan Water District of Southern California's decision in October 2002 to not accept the right of way grant offered by the U.S. Department of the Interior to our water storage and supply program and refusal to consider whether or not to certify the program's final environmental impact report. In light of then existing circumstances, the written agreement entered into with Mr. Brackpool in 2003 reduced his base salary to 50% of its previous amount but also allowed Mr. Brackpool to provide services to Cadiz on a non-exclusive basis.

Under Mr. Brackpool's leadership during the subsequent four years, our company has made significant progress towards resolving the uncertainties concerning our ability to continue developing our assets and in the development process. The Compensation Committee has taken Mr. Brackpool's role in advancing the company's interests during this period, as well as the importance of his ongoing role in the development of our properties, into consideration in approving the increase in his base salary to its current level. Mr. Brackpool's base salary remains lower than he was entitled to receive prior to February 2003.

Mr. Richard Stoddard serves as Chairman and Chief Executive Officer of the Board of Managers of Cadiz Real Estate LLC, our subsidiary holding title to our land and water assets, pursuant to a consulting agreement with us. Effective January 1, 2007, Mr. Stoddard received an increase in his monthly consulting fee to $25,000. He had been receiving a monthly consulting fee of $20,833 since the commencement of his consulting agreement in 2002. Given Mr. Stoddard's role in advancing the company's interests during the last several years, as well as the importance of his ongoing role in the development of our properties, the Compensation Committee believed an increase in his consulting fee to be appropriate.

Mr. O'Donnell Iselin II serves as our Chief Financial Officer pursuant to an employment agreement negotiated and entered into when he joined us in September, 2005, at which time his annual base salary was established at its current rate of $165,000.

PERFORMANCE-BASED CASH AWARDS. The Compensation Committee believes that it is important to offer cash incentives to executives for the achievement of specified objectives that yield increased value for stockholders. Although the Compensation Committee relies primarily upon the grant of equity based awards to reward executive performance (see "Long-Term Incentives" below), the Compensation Committee will utilize performance-based cash awards from time to time to provide additional incentives. The Compensation Committee awarded Mr. Iselin a $41,250 cash bonus in 2006, an amount equivalent to 25% of his base salary.

LONG-TERM INCENTIVES. The primary form of incentive compensation that we offer to our executives consists of long-term incentives in the form of equity based awards. This form of compensation is intended to help retain executives and motivate them to improve our long-term performance and hence long-term stock market performance. The value of these equity based awards will increase as our stock price increases.

The Compensation Committee views the grant of equity based awards as both a reward for past performance and an incentive for future performance. Equity based awards may vest immediately upon grant, with the passage of time, at the discretion of the Board, and/or upon the achievement of certain specific performance goals.

Due to the difficult circumstances which Cadiz and its subsidiaries faced subsequent to Metropolitan's actions in 2002 with respect to the Cadiz water program, all stock options granted under the three stock option plans created by Cadiz prior to 2002 became virtually worthless, and a majority subsequently expired without exercise. These three plans were terminated in 2005. At the time these three pre-2002 plans were terminated in 2005, Cadiz was relying primarily upon the 2003 Incentive Plan (described below), which was adopted in December 2003, as a means of providing long-term compensation incentives to management.

In December 2003, the Compensation Committee, the Board of Directors and our senior secured lender agreed to implement a Management Equity Incentive Plan (the "2003 Incentive Plan"), under which, as supplemented by further board action in December 2004, a total of 1,472,051 shares were authorized for issuance to key personnel at the direction of the Company's allocation committee. Under the terms of the 2003 Incentive Plan, 1,094,712 shares were authorized for issuance by direct grant and 377,339 shares were authorized for issuance by way of the grant of stock options. Both the direct grants and option grants are subject to vesting schedules. All awards are subject to continued employment or immediate vesting upon termination without cause.

The Company's allocation committee has to date allocated all 1,094,712 shares and 377,339 options available for issuance under the 2003 Incentive Plan. 354,191 shares and 100,000 options were allocated to each of Mr. Brackpool and Mr. Stoddard. 107,605 shares were allocated to Timothy Shaheen, a director of the Company, 40,000 options were allocated to Mr. Iselin upon his appointment as our Chief Financial Officer, and the remaining 278,725 shares and 137,339 options were allocated to other employees of the Company.

All shares and options authorized for issuance under the 2003 Incentive Plan have been allocated. Therefore, in order for us to be able to continue to utilize equity based awards as our primary form of incentive compensation, it has become necessary for us to implement a new equity incentive program. To this end, in March 2007 our Board approved the adoption of a new incentive plan named the Cadiz Inc. 2007 Management Equity Incentive Plan (the "2007 Incentive Plan"). The 2007 Incentive Plan remains subject to approval by our stockholders, and a proposal to this effect (as well as a summary of the provisions of the Plan) is included as Proposal 3 within this Proxy Statement.

Of the 1,050,000 shares of our common stock proposed to be issued under the 2007 Incentive Plan, 600,000 and 200,000 shares have been authorized for issuance to Mr. Brackpool and Mr. Stoddard, respectively, upon the satisfaction of certain conditions relating to the trading price of our common stock. As discussed in further detail in Proposal 3 within this Proxy Statement, one-half of these shares becomes issuable to each of Mr. Brackpool and Mr. Stoddard when our common stock achieves a $28 trading price, and the remaining one-half of these shares becomes issuable to each of Mr. Brackpool and Mr. Stoddard when our common stock achieves a $35 trading price. If the trading price conditions are satisfied, these shares will vest in installments over time and will generally be subject to the further condition that Mr. Brackpool or Mr. Stoddard, as applicable, be an employee, consultant or independent contractor for us on the respective vesting dates.

In approving the adoption of the 2007 Incentive Plan, the Board believed that, given the nature of our company's business, increases over time in our company's trading price are the most reliable indicator of the company's progress in meeting its overall business goals. In particular, the Board believed that the increase over our stock's then current trading price which would be necessary for these trading price conditions to be met would be evidence both of progress towards the satisfaction of our development goals and of the contribution made to such progress by the efforts of Mr. Brackpool and Mr. Stoddard.

An additional 150,000 shares have been allocated to Mr. Stoddard as deferred stock, vesting over a three year period subject to Mr. Stoddard's continued relationship with us as an employee, consultant or independent contractor.

The number of shares allocated to Mr. Brackpool and Mr. Stoddard under the 2007 Incentive Plan were, as with their base salary, determined largely by negotiations between the parties. In determining these amounts, weight was given to our general philosophy of making equity based awards our primary form of incentive compensation, to the passage of time subsequent to the adoption of our 2003 Incentive Plan, and to the long range nature of the plan. Consistent with our past practice, we do not expect to implement equity incentive programs on an annual basis.

The remaining 100,000 shares under the 2007 Incentive Plan are available for issuance at the discretion of the Committee to our employees, consultants or independent contractors in the form of deferred stock and/or stock options.

The 2007 Incentive Plan is needed to continue our program of long-term incentive based compensation. In particular, implementation of the 2007 Incentive Plan is the vehicle by which the compensation of Messrs. Brackpool and Stoddard will be linked to the value of our common stock over the longer term, consistent with our overall compensation philosophy. In addition, given the vesting provisions of the 2007 Incentive Plan, grants made to Messrs. Brackpool and Stoddard under this plan will provide additional assurance of the continued availability to us of the services of Messrs. Brackpool and Stoddard.

SEVERANCE AND CHANGE IN CONTROL PROVISIONS

Our compensation arrangements with Messrs. Brackpool, Stoddard and Iselin provide for certain severance provisions and benefits associated with various termination scenarios, as well as certain vesting acceleration for equity-based compensation in the event of a change-in-control. The severance and change in control provisions are designed to be competitive in the marketplace and provide security for these executives in the event that the Company is acquired and their position is impacted. This will allow our executives to consider and implement transformative transactions of significant benefit to our stockholders without undue concern over their own financial situations.

A summary of the severance and change-in-control provisions applicable to compensation arrangements with our executive officers named in the Summary Compensation Table, along with a quantification of the benefits available to each named officer, can be found in the section of this proxy statement captioned "Potential Payments upon Termination or Change in Control".

TAX AND ACCOUNTING CONSIDERATIONS

Impact of Code Section 162(m)

The Compensation Committee has considered the impact of provisions of the Internal Revenue Code of 1986, specifically Code Section 162(m). Section 162(m) limits to $1 million our deduction for compensation paid to each of our executive officers, which does not qualify as "performance based".

The shares of stock issued to executives under the 2003 Incentive Plan did not qualify as performance-based compensation and, therefore, the portion of the compensation expense related to the 2003 Plan that exceeded the $1 million limit ($15.1 million in 2006) was not deductible. Should the 2007 Incentive Plan be approved by our stockholders, the shares of stock issued to executives under the 2007 Incentive Plan will not qualify as performance-based compensation and, therefore, the portion of the compensation expense related to the 2007 Incentive Plan that exceeds the $1 million limit will not be deductible.

In light of our federal and state net operating loss carryforwards (approximately $69.7 million and $20.3 million as of December 31, 2006, respectively), we do not believe that the amount of any tax deductions lost as a result of the application of Section 162(m) would have a material impact upon our financial results.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management of the Company. Based on this review and discussion, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Murray H. Hutchison, Chairman
Raymond J. Pacini
Stephen J. Duffy
Winston H. Hickox

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows the compensation awarded to, earned by, or paid during the year ended December 31, 2006 to our chief executive officer and our chief financial officer and to the chief executive of our subsidiary, Cadiz Real Estate LLC.
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Keith Brackpool Chairman, Principal Executive Officer and President	2006	250,000	__	451,475	203,917	14,991	920,383
O'Donnell Iselin II Principal Financial Officer and Secretary	2006	165,000	41,250	__	218,990	6,599	431,839
Richard E. Stoddard Chairman, Cadiz Real Estate LLC	2006	250,000	__	451,475	203,917	__	905,392
_______________________

(1)	The executive officers listed in the Summary Compensation Table above are our only executive officers.
(2)
This column discloses the dollar amount of compensation cost recognized in 2006 in accordance with FAS 123R. These awards were valued at the market value of the underlying stock on the date of grant in accordance with FAS 123R.

(3)
This column discloses the dollar amount of compensation cost recognized in 2006 in accordance with FAS 123R. The assumptions used to value the stock options are disclosed in note 10 to the Company’s consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2006 and are incorporated herein by reference.

(4)
All Other Compensation includes a 401k match that is generally available to all employees. Messrs. Brackpool and Iselin received $2,692 and $6,599, respectively, in 401k matching contributions. In addition, the Company paid $1,520 in premiums on life insurance for Mr. Brackpool and funded $10,779 of withholding taxes due upon receipt of a stock grant. The value of perquisites for each of the executive officers was less than $10,000, and thus no amount relating to perquisites is included in the Summary Compensation Table.

GRANTS OF PLAN-BASED AWARDS

The Company did not make any grants of equity plan awards or non-equity incentive plan awards in 2006 to any of the named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information concerning outstanding stock and option awards as of December 31, 2006 for each named executive officer.

	Option Awards				Stock Awards
Name	Securities Underlying Unexercised Options (#) Exercisable	Securities Underlying Unexercised Options (#) Unexercisable (1)(2)	Option Exercise Price ($)	Option Expiration Date	Shares of Stock That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)
Keith Brackpool	100,000	—	12.00	5/4/2015	—	—

O'Donnell Iselin II	26,667	13,333	17.25	10/3/2015	—	—

Richard E. Stoddard	100,000	—	12.00	5/4/2015	—	—
_______________
(1)	Shares of $0.01 par value Cadiz Inc. common stock.

(2)	Unvested options held by Mr. Iselin will all vest on October 3, 2007.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information concerning stock option exercises and restricted stock vesting during 2006 for each named executive officer.

	Option Awards		Stock Awards
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Keith Brackpool	—	—	50,311	991,127
O'Donnell Iselin II	—	—	—	—
Richard E. Stoddard	—	—	50,311	991,127
__________
(1)	Value realized equals the price per share of Cadiz common stock measured as the closing price of the stock on the vesting date multiplied by the number of shares received on vesting.

PENSION BENEFITS

We do not have any qualified or non-qualified defined benefits plans.

NONQUALIFIED DEFERRED COMPENSATION

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

EMPLOYMENT ARRANGEMENTS

For the fiscal year ended December 31, 2006, Mr. Brackpool was compensated under an Agreement Regarding Employment pursuant to which Mr. Brackpool received base compensation of $250,000 per year, plus certain fringe benefits including the use of a leased automobile and life and disability insurance benefits funded by us. While this Agreement requires Mr. Brackpool to perform his services in a satisfactory manner, it does not require that his services be provided on a full-time basis. Although the initial term of the Agreement Regarding Employment ended September 30, 2003, Mr. Brackpool continues to provide services to us upon the terms and conditions set forth in this Agreement. Effective January 1, 2007, Mr. Brackpool's base salary was increased to $400,000 per year.

For the fiscal year ended December 31, 2006, Mr. Stoddard was compensated in accordance with a Consulting Agreement dated August 1, 2002, and extended on January 1, 2004, pursuant to which he received $20,833.00 per month and which continues on a month to month basis until terminated by either party. Under this agreement Mr. Stoddard serves as the Chairman and CEO of the Board of Managers of Cadiz Real Estate LLC, the subsidiary of Cadiz. The agreement also provides that Mr. Stoddard will participate in the Management Equity Incentive Plan and as a member of the key management team in any further equity grants considered by the compensation committee of the Board of Directors of Cadiz. Effective January 1, 2007, Mr. Stoddard's monthly consulting fee was increased to $25,000.

Mr. Iselin is compensated under an Employment Agreement pursuant to which he receives an annual base salary of $165,000. Mr. Iselin is entitled to receive additional compensation in the form of bonuses at the sole discretion of the Board of Directors based on Mr. Iselin's performance. Mr. Iselin also received options from Cadiz' 2003 Management Equity Incentive Plan to purchase 40,000 shares of Cadiz' common stock at an exercise price of $17.25 per share, representing the fair market value of the Company's common stock as of the date of the Employment Agreement. 13,334 of the stock options vested upon commencement of employment, 13,333 vested upon the first anniversary of Mr. Iselin's employment with the Company and 13,333 shall vest upon the second anniversary of his employment.

 Mr. Iselin's Employment Agreement further provides for certain payments in the event of a termination of employment. Additionally, the Company's Stock Option Agreement with all recipients of options under its 2003 Management Equity Incentive Plan, including Mr. Iselin, provides for the immediate vesting of all outstanding unvested options held by such recipient upon a termination of such recipient without cause. See "Potential Payments Upon Termination or Change in Control", below.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table and summary set forth estimated potential payments we would be required to make to our named executive officers upon termination of employment or change in control of the Company, pursuant to each executive’s employment agreement in effect at year end. The table assumes that the triggering event occurred on December 31, 2006.

Name	Benefit	Termination without Cause or Resignation upon Company Material Breach ($)	Death or Disability ($)	Termination Following Change of Control ($)
Keith Brackpool	Salary	—	—	—
	Bonus	—	—	—
	Equity Acceleration	—	—	—
	Benefits Continuation	—	—	—
	Total Value	—	—	—
O'Donnell Iselin II	Salary	82,500	41,250	165,000
	Bonus	—	—	—
	Equity Acceleration	—	—	—
	Benefits Continuation	14,563	—	29,127
	Total Value	97,063	41,250	194,127
Richard E. Stoddard	Salary	—	—	—
	Bonus	—	—	—
	Equity Acceleration	—	—	—
	Benefits Continuation	—	—	—
	Total Value	—	—	—

Termination without Cause or Resignation upon Company Material Breach

 If Mr. Iselin is terminated by us without cause or he resigns due to a breach of his Employment Agreement by us, the Company is obligated to pay severance and continuation of benefits (to the extent such benefits can then be lawfully be made available by the Company) for one hundred eighty days following the effective date of the termination, as though Mr. Iselin were continuing to provide services to the Company under his Employment Agreement. Mr. Iselin's severance would consist of a continuation of his base compensation and his fringe benefits, to the extent such benefits can then be lawfully be made available by the Company. In addition, Mr. Iselin's Stock Option Agreement with the Company for his options under the 2003 Management Equity Incentive Plan, provides for the immediate vesting of his unvested options, 13,333 as of December 31, 2006, upon a termination of Mr. Iselin without cause.

Termination of Employment Due to Death or Disability

If Mr. Iselin dies or becomes disabled, he or his estate is entitled to receive severance for ninety days consisting of his base compensation.

Termination Following Change of Control

Mr. Iselin's Employment Agreement provides Mr. Iselin with change of control severance benefits if his employment is terminated following a change of control which occurs on or before September 12, 2007. If a change of control occurs on or before September 12, 2007, Mr. Iselin is entitled to, as though he were continuing to provide services to the Company, his base compensation and his fringe benefits, to the extent such benefits can then be lawfully be made available by the Company, for twelve months following the effective date of the termination.

DIRECTOR COMPENSATION

The following table summarizes the compensation earned by each of the non-employee directors in 2006. Directors who are also officers or employees of the Company receive no compensation for duties performed as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Stephen J. Duffy	15,000	—	—	15,000
Geoffrey Grant(3)	—	—	—	—
Winston H. Hickox	7,500	—	—	7,500
Murray H. Hutchison(4)	30,000	188,179	—	218,179
Raymond J. Pacini(5)	30,000	21,158	—	51,158
Gregory W. Preston(6)	15,000	7,846	—	22,846
Timothy J. Shaheen(7)	30,000	37,651	—	67,651
__________

(1)
This column discloses the dollar amount of compensation cost recognized in 2006 in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) (“FAS 123R”). These awards were valued at the market value of the underlying stock on the date of grant in accordance with FAS 123R.

(2)	Directors of the Company do not receive awards of options.

(3)	Mr. Grant was appointed a director in 2007 and thus did not receive any compensation in 2006.

(4)
Mr. Hutchison's stock awards includes the following awards made in fiscal year ended December 31, 2006, but pertaining to prior fiscal years (i) 5,495 shares for his services for the 12 month period ended June 30, 2003, (ii) 2,345 shares for his services for the period ended June 30, 2004 and (iii) 1,145 shares for his services for the period ended June 30, 2005. 1,224 shares were awarded for his services for the period ended June 30, 2006.

(5)
Mr. Pacini's stock awards includes an award of 286 shares made in fiscal year ended December 31, 2006 but pertaining to his services for the 12 month period ended June 30, 2005. 1,224 shares were awarded for his services for the period ended June 30, 2006.

(6)	Mr. Preston served as a director until June 30, 2006. Mr. Preston's received an award of 613 shares for his services for the 12 month period ended June 30, 2006.

(7)
Mr. Shaheen's stock awards includes an award of 1,145 shares made in fiscal year ended December 31, 2006 but pertaining to his services for the 12 month period ended June 30, 2005. 1,224 shares were awarded for his services for the period ended June 30, 2006.

DIRECTOR COMPENSATION POLICY

Under the Company's current compensation structure, all non-employee directors are entitled to receive, for each 12 month period ending June 30 of each year, the amount of $30,000, prorated for directors serving less than the full 12 months. Payments are made in 4 quarterly installments of $7,500. A director is entitled to a $7,500 fee for any quarter in which services are rendered. Each June 30, non-employee directors are also entitled to receive a deferred stock award consisting of shares of the Company’s common stock with a value equal to $20,000 (calculated with reference to the average closing price of the Company’s common stock during the month preceding the annual award date), prorated for directors serving less than the full 12 months.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2006 with respect to shares of our common stock that may be issued under our existing compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	0	$ 0	0

Equity compensation plans not approved by stockholders	377,339(1)	$12.95	0

Total	377,339	$12.95	0

(1)	Represents 377,339 options outstanding as of 12/31/06 under Cadiz' 2003 Management Equity Incentive Plan.

STOCK OPTION AND AWARD PLANS NOT APPROVED BY STOCKHOLDERS

The purpose of Cadiz' stock option and award plans is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of Cadiz and its subsidiaries and affiliates, by offering them an opportunity to participate in Cadiz future performance through awards of options, restricted stock grants and other similar stock awards. The following is a description of the stock option plans and awards not approved by stockholders.

2003 MANAGEMENT EQUITY INCENTIVE PLAN

In December 2003 the Company's Board of Directors authorized the adoption of a Management Equity Incentive Plan (the "Incentive Plan"), under which a total of 1,472,051 shares were authorized for issuance to key personnel at the direction of the Company's allocation committee. Under the terms of the Incentive Plan, 1,094,712 shares were authorized for issuance by direct grant and 377,339 shares were authorized for issuance by way of the grant of stock options. Both the direct grants and option grants were subject to vesting schedules. All awards were subject to continued employment or immediate vesting upon termination without cause. The Board formed allocation committees made up of Messrs. Brackpool, Hutchison, and Stoddard, to direct the allocation of these shares.

The Company's allocation committee has to date allocated all shares and all options under the Incentive Plan. 354,191 shares and 100,000 options were allocated to each of Keith Brackpool, the Chief Executive Officer of the Company, and Richard Stoddard, the Chief Executive Officer of the Company's subsidiary, Cadiz Real Estate LLC. 107,605 shares were allocated to Timothy Shaheen, a director of the Company, 40,000 options were allocated to O'Donnell Iselin II, the Company's Chief Financial Officer upon his appointment as Chief Financial Officer, and 278,725 shares and 137,339 options were allocated to other employees of the Company. As of December 31, 2006, there were no further shares or options available for grant under the 2003 Management Equity Incentive Plan.

On May 4, 2005, the Company filed a Registration Statement on Form S-8 pursuant to which it registered for issuance all of the shares and options authorized under the Incentive Plan. The issuances of the shares and options allocated under the Incentive Plan as described above followed the effectiveness of this Registration Statement on Form S-8.

In the Form S-8, the Company also registered for issuance 10,000 shares of common stock issuable under the Cadiz Inc. 2004 Management Bonus Plan. These shares were immediately thereafter issued to Keith Brackpool as a performance bonus.

2004 MANAGEMENT BONUS PLAN

 In December 2004, our Compensation Committee, with board approval, adopted the Cadiz Inc. 2004 Management Bonus Plan (the "Bonus Plan") pursuant to which a total of 10,000 shares of our common stock, valued at $12 per share, were authorized for issuance to Mr. Brackpool as a performance bonus along with a cash bonus of $120,000. As described above, these shares were issued in 2005 immediately following the effectiveness of our S-8 Registration Statement.

1996 STOCK OPTION PLAN, 1998 STOCK OPTION PLAN AND 2000 STOCK OPTION PLAN

The Board previously approved a 1996 Stock Option Plan (the "1996 Plan"), a 1998 Stock Option Plan (the "1998 Plan") and a 2000 Stock Option Plan (the "2000 Plan) to provide grants of stock options and stock awards to certain employees, consultants, independent contractors, advisors of Cadiz or its subsidiaries and affiliates, and directors of Cadiz.

The Board terminated the 1996 Plan, the 1998 Plan and the 2000 Plan in 2005. Immediately prior to termination of the Plans, there were 26,750 options issued and outstanding under the Plans, all held by one holder, at an exercise price determined by the Board to be substantially above fair market value and therefore with no reasonable prospect of being exercised. The holder and the Company entered into an agreement to terminate such holder's options effective immediately. The Plans were terminated concurrent with the termination of such holder's options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

 In fiscal 2006, there were no Compensation Committee interlocks and no insider participation in Compensation Committee decisions that were required to be reported under the rules and regulations of the 1934 Act.

AUDIT COMMITTEE REPORT

As of December 31, 2006, the Audit Committee is composed of Raymond J. Pacini, Stephen J. Duffy and Winston H. Hickox. The Audit Committee for the fiscal year ended December 31, 2006 originally consisted of Geoffrey Arens, Mr. Pacini, and Mr. Hutchinson. Effective January 6, 2006 Mr. Arens resigned from the Company's Board of Directors and was replaced on the Board of Directors and the Audit Committee by Gregory Preston. On June 30, 2006 Mr. Preston resigned from the Company's Board of Directors and was replaced, effective July 3, 2006, on the Board of Directors and the Audit Committee by Mr. Duffy. Mr. Hickox was appointed to the Audit Committee effective October 2, 2006 to replace Mr. Hutchison who resigned from the Audit Committee solely due to his service on the audit committee of a New York Stock Exchange listed company which prohibits members of its audit committee from serving on more than two other audit committees.

Each member of the Committee is an independent director as defined under the listing standards of the NASDAQ Global Market. The Committee operates under a written charter that is reviewed on an annual basis. During fiscal 2006, the Audit Committee performed all of its duties and responsibilities under its charter. The purpose of the Audit Committee is to assist the Board of Directors in its oversight of management's control of Cadiz financial reporting processes.

Management is responsible for the preparation, presentation, and integrity of Cadiz' financial statement, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee reviews Cadiz' accounting and financial reporting process on behalf of the Board of Directors. In that regard, of the six times the Committee met in 2006, four of these six times, as well as once in 2007, were to exercise the Committee's responsibilities related to the Company's quarterly and annual financial statements for fiscal 2006 and management's assessment of the effectiveness of Cadiz' internal controls over financial reporting as of December 31, 2006. During these meetings, the Committee reviewed and discussed with management and PricewaterhouseCoopers LLP, Cadiz' independent registered public accounting firm, Cadiz' consolidated financial statements, including its audited consolidated financial statements for the year ended December 31, 2006, and financial reporting process, including the system of internal controls over financial reporting and significant accounting policies applied by Cadiz.

The Audit Committee also reviewed the report of management contained in Cadiz' Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission, as well as PricewaterhouseCoopers LLP's Report of Independent Registered Public Accounting Firm included in Cadiz' 2006 Annual Report on Form 10K related to its audit of: (i) the consolidated financial statements, (ii) management's assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee Cadiz' efforts related to its internal control over financial reporting and management's preparations for the evaluation of its internal controls for fiscal 2007.

The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of PricewaterhouseCoopers LLP. The Committee regularly meets in executive session with PricewaterhouseCoopers LLP, without management present, to discuss the results of their examinations, evaluations of Cadiz' internal controls and the overall quality of Cadiz' financial reporting.

Cadiz' independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements of Cadiz and expressing an opinion on the conformity of Cadiz' financial statements with U.S. generally accepted accounting principles. The Committee discussed with Cadiz' independent registered public accounting firm the scope and plan for its audits including the review of internal controls prescribed in Section 404 of the Sarbanes-Oxley Act of 2002. The Committee has discussed with PricewaterhouseCoopers LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). PricewaterhouseCoopers LLP has provided the Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with PricewaterhouseCoopers LLP its independence from Cadiz. The Committee also considered the nature and scope of the non-audit services provided by PricewaterhouseCoopers LLP to Cadiz and the compatibility of these services with PricewaterhouseCoopers LLP's independence. The Committee pre-approves all audit and permitted non-audit services to be performed by Cadiz' independent registered public accounting firm pursuant to the terms of the Committee's written charter.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Cadiz' Annual Report on Form 10-K for the year ended December 31, 2006. The Committee also appointed PricewaterhouseCoopers LLP as Cadiz' independent registered public accounting firm for 2007, and has recommended that such appointment be submitted to Cadiz' stockholders for ratification at the 2007 Annual Meeting of Stockholders.

THE AUDIT COMMITTEE
Raymond J. Pacini, Chairman
Stephen J. Duffy
Winston H. Hickox

PRINCIPAL ACCOUNTANT FEES AND SERVICES

For the fiscal years ended December 31, 2006 and 2005, professional services were performed by PricewaterhouseCoopers LLP. Cadiz' audit committee annually approves the engagement of outside auditors for audit services in advance. The audit committee has also established complementary procedures to require pre-approval of all audit-related, tax and permitted non-audit services provided by PricewaterhouseCoopers LLP, and to consider whether the outside auditors' provision of non-audit services to Cadiz is compatible with maintaining the independence of the outside auditors. The audit committee may delegate pre-approval authority to one or more of its members. Any such fees pre-approved in this manner shall be reported to the audit committee at its next scheduled meeting. All services described below were pre-approved by the audit committee.

All fees for services rendered by PricewaterhouseCoopers LLP aggregated $318,965 and $242,900 during the fiscal years ended December 31, 2006 and 2005, respectively, and were composed of the following:

Audit Fees. The aggregate fees billed for the audit of the annual financial statements during the fiscal years ended December 31, 2006 and 2005, for reviews of the financial statements included in the Company's Quarterly Reports on Form 10Q, and for assistance with and review of documents filed with the SEC were $268,365 for 2006 and $232,900 for 2005.

Audit Related Fees. No audit-related fees were billed by PricewaterhouseCoopers LLP to Cadiz during the fiscal years ended December 31, 2006 and 2005.

Tax Fees. Fees billed for tax services during the fiscal years ended December 31, 2006 and 2005 were $50,600 and $10,000, respectively.

All Other Fees. No other fees were billed by PricewaterhouseCoopers LLP to Cadiz for services other than as discussed above during the fiscal years ended December 31, 2006 and 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no transactions during our last fiscal year with our directors and officers and beneficial owners of more than five percent of our voting securities and their affiliates requiring disclosure, except for our loan with Peloton, which was the holder of approximately 9% of our voting securities at the time of the closing of the loan, as previously reported in the Company's 8-K filed June 30, 2006, and, except for those transactions commencing in fiscal year 2005 and ending in fiscal year 2006 by Morgan Stanley, which was the holder of more than 10% of our voting securities at the time of the transactions, as previously reported in the Proxy Statement for the fiscal year ended December 31, 2005.

POLICIES AND PROCEDURES WITH RESPECT TO RELATED PARTY TRANSACTIONS

The Audit Committee, pursuant to the Audit Committee Charter, reviews and approves transactions between the Company on the one hand and a related party, such as our directors, officers, employees, consultants and their family members, on the other hand.

PROPOSAL 2

APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as Cadiz' independent certified public accountants to audit the financial statements of Cadiz for the 2007 fiscal year. Stockholder ratification of this appointment is not required by our bylaws or other applicable legal requirements. However, consistent with our past practice, the appointment of PricewaterhouseCoopers LLP is being submitted to our stockholders for ratification. In the event stockholders do not ratify PricewaterhouseCoopers LLP as Cadiz' independent certified public accountants for the 2007 fiscal year, the Audit Committee will reconsider its selection of PricewaterhouseCoopers LLP, but will not be required to select another firm to audit Cadiz' financial statements. Even if the stockholders do ratify the appointment, the Audit Committee, in its discretion, may appoint a different firm at any time during the year if it believes that such a change would be in the best interests of Cadiz and our stockholders. PricewaterhouseCoopers LLP has advised Cadiz that neither it nor any of its partners or associates has any direct or indirect financial interest in or any connection with Cadiz other than as accountants and auditors. A representative of PricewaterhouseCoopers LLP is expected to be present and available to answer appropriate questions at the annual meeting, and will be given the opportunity to make a statement if desired.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.

PROPOSAL 3

ADOPTION OF THE 2007 MANAGEMENT EQUITY INCENTIVE PLAN

On March 13, 2007 our Board of Directors adopted the 2007 Management Equity Incentive Plan (the "Plan"), subject to approval by our stockholders at the Annual Meeting.

Given the nature of the Company's water resource and real estate development activities, we believe it best that our compensation arrangements emphasize long-term incentives. Furthermore, we feel that it is important to align management and shareholder interest. We have historically used equity incentive plans for these reasons. No shares remain available for issuance under our previously adopted equity incentive plans, including the 2003 Management Equity Incentive Plan. The purpose of this Plan is to continue the Company’s past practice of providing long-term incentives to attract, retain and motivate key personnel.

The Plan reserves a total of 1,050,000 shares for grant and issuance pursuant to the Plan. Of these 1,050,000 shares, an aggregate of 800,000 shares have been authorized for issuance to Keith Brackpool and to Richard E. Stoddard, subject to both time-based and share price-based vesting conditions. An additional 150,000 shares have been authorized for issuance to Mr. Stoddard subject to time-based vesting conditions. See "Specific Awards under the Plan", below. The remaining 100,000 shares authorized under the Plan are reserved and available for future grant and issuance in the form of common stock subject to vesting conditions, stock options, or both. See "Future Awards under the Plan", below.

Mr. Brackpool is our Chief Executive Officer, and Mr. Stoddard is Chairman of the Board of Managers and Chief Executive Officer of our Cadiz Real Estate LLC subsidiary.

SUMMARY DESCRIPTION OF THE PLAN

The following summary of the Plan, as adopted by the Board of Directors subject to stockholder approval, is qualified by reference to the full text of the Plan, which is attached as Appendix A to this Proxy Statement.

 Administration. The Plan will be administered by the Plan's Committee (the "Committee"), which will be either our Compensation Committee or our Board of Directors acting as the Committee. The Committee designates the persons to be granted awards from among those eligible and the type and amount of awards to be granted and has authority to interpret and administer the Plan and to determine and amend the terms of awards.

 Eligibility. Awards under the Plan may be made to any employees, consultants, or independent contractors of the Company, or of any of our subsidiaries or affiliates. Awards may be made to consultants or contractors only for bona fide services rendered, other than services provided to us in connection with capital raising transactions.

 Amendments. The Board of Directors may amend the Plan without stockholder approval, unless such approval is required by law or other regulatory requirements. Amendment or discontinuation of the Plan cannot adversely affect any award previously granted without the award holder's written consent.

 Transfer Restrictions. Awards under the Plan generally are not transferable by the participant other than by will or the laws of descent and distribution and are generally exercisable, during the participant’s lifetime, only by the participant.

 Adjustments. As is customary in incentive plans of this nature, the number and kind of shares available, any outstanding awards, the exercise prices of awards, and trading price targets under milestone-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events in respect of the shares outstanding, and extraordinary dividends or distributions to the stockholders.

 Nonexclusivity of the Plan. The Plan does not limit the authority of our Board of Directors or any committee to adopt such additional compensation arrangements as it may deem desirable.

SPECIFIC AWARDS UNDER THE PLAN

 Milestone-Based Deferred Stock Grants

The Plan provides for the grant of 600,000 and 200,000 shares of common stock to Keith Brackpool and Richard E. Stoddard, respectively, subject to milestone-based vesting conditions, on the following terms.

 Trading Price Conditions. The issuance of Milestone-Based Deferred Stock shall be subject to conditions based upon the trading price of our common stock during the period commencing March 13, 2007 and ending March 12, 2009 (the "Milestone Period"). 300,000 shares will be issuable to Mr. Brackpool and 100,000 shares will be issuable to Mr. Stoddard if the trading price of our common stock is greater than or equal to $28 per share for any ten trading days (whether or not consecutive) falling within any period of thirty consecutive trading days which, in turn, fall within the Milestone Period. An additional 300,000 and 100,000 shares will be issuable to Mr. Brackpool and to Mr. Stoddard, respectively, if the trading price of our common stock is greater than or equal to $35 per share for any ten trading days (whether or not consecutive) falling within any period of thirty consecutive trading days which, in turn, fall within the Milestone Period.

 Vesting of Deferred Stock. If the applicable trading price conditions are satisfied, then the Milestone-Based Deferred Stock will vest and be issuable in four equal installments on January 1, 2008, January 1, 2009, January 1, 2010, and January 1, 2011 (or with respect to the January 1, 2008 and 2009 dates, such later date(s) as the applicable trading price issuance condition is satisfied).

The vesting and issuance of the Milestone-Based Deferred Stock will generally be subject to the further condition that the participant be an employee, consultant or independence contractor for us at the time of vesting. However, if the participant is terminated by us without cause, then the issuance of Milestone-Based Deferred Stock may be accelerated in whole or in part.

Further, in the event a change in control of the Company occurs prior to the end of the Milestone Period at a time when the trading price of our common stock is at least $28 per share, then all of the Milestone-Based Deferred Stock shall vest and be immediately issuable. If the trading price of our common stock is less than $28 per share at the time of the change of control, any Milestone-Based Deferred Stock, which had previously satisfied the $28 and/or $35 per share trading conditions, but had not been issued pending the passage of one or more vesting dates, shall vest and be immediately issuable.

 Time-Based Deferred Stock Grants

The Plan provides for the grant of 150,000 shares of common stock to Richard E. Stoddard, subject to time-based vesting conditions. The Time-Based Deferred Stock to be issued to Mr. Stoddard under the Plan will vest and be issuable in three equal installments on January 1, 2008, January 1, 2009 and January 1, 2010.

The vesting and issuance of any installment of the Milestone-Based Deferred Stock will generally be subject to the further condition that Mr. Stoddard be an employee, consultant or independence contractor for us on the relevant vesting date. However, in the event Mr. Stoddard is terminated by us without cause, or in the event of a change of control of the Company, then all as yet unvested Time-Based Deferred Stock shall immediately vest and be issuable in full.

FUTURE AWARDS UNDER THE PLAN

 Additional Option and/or Deferred Stock Grants

The Plan provides that the 100,000 shares of common stock not reserved for issuance as Milestone-Based Deferred Stock or Time-Based Deferred Stock may be issuable in the form of shares of common stock subject to vesting conditions or as stock options. The Committee is authorized to establish all of the terms and conditions applicable to each grant. These terms and conditions will include the form of grant, the number of shares issuable under each grant, the recipient of each grant, and the vesting conditions applicable to each grant.

No grants have yet been made under the Plan with respect to these 100,000 shares.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS UNDER THE PLAN

The U.S. federal income tax consequences of the Plan under federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the federal alternative minimum tax.

The federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Companies will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the Plan in connection with a “change in control” (as this term is used under the Internal Revenue Code), the Company is may not be permitted to deduct the portion of the compensation attributable to the acceleration if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) may not be permitted to be deducted by the Company in certain circumstances.

STOCKHOLDER APPROVAL OF COMPENSATION PORTION OF THE PLAN

The NASDAQ Global Market rules require prior stockholder approval of the Plan, and we are seeking that approval. If the stockholders do not approve the Plan, no awards will be issued under the Plan, and the Board and Compensation Committee will then consider the use of other means to provide appropriate levels of compensation to our key employees. Such means may include additional payments of cash compensation, which would not require the approval of our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 3.

OTHER MATTERS

The Board of Directors does not know of any other matters that may come before the annual meeting. However, if any other matter shall properly come before the annual meeting, the proxy holders named in the proxy accompanying this statement will have discretionary authority to vote all proxies in accordance with their best judgment.

STOCKHOLDER PROPOSALS

Any stockholder who wishes to present resolutions to be included in the proxy statement for Cadiz' next annual meeting (for the fiscal year ending December 31, 2007) must file such resolutions with Cadiz no later than November 30, 2007.

ADDITIONAL INFORMATION

This proxy statement is accompanied by Cadiz' Annual Report on Form 10-K for the year ended December 31, 2006. Exhibits to the Form 10-K will be made available to stockholders for a reasonable charge upon their written request to Cadiz, Attention: Corporate Communications, 777 S. Figueroa Street, Suite 4250 Los Angeles, California 90017.

By Order of the Board of Directors

Los Angeles, California
April 27, 2007

APPENDIX A

CADIZ INC.

2007 MANAGEMENT EQUITY INCENTIVE PLAN

1. PURPOSE

Cadiz Inc. (the "Company") believes it is in the best interest of the Company to adequately compensate key personnel (including both employees and consultants) for their services to the Company and further believes that, in light of the nature of the Company's resource development activities, it is best that such compensation emphasize long-term incentives. The purpose of the Cadiz Inc. 2007 Management Equity Incentive Plan (the "Plan") is to provide a program where additional incentives to retain and motivate key personnel are provided in the form of equity securities of the Company.

Capitalized terms not defined in the text are defined in Section 19.

2. SHARES SUBJECT TO THE PLAN

2.1 NUMBER OF SHARES AVAILABLE. Subject to Sections 2.2 and 14, the total number of Shares reserved and available for grant and issuance pursuant to the Plan shall be 1,050,000 Shares. Subject to Sections 2.2 and 14, Shares reserved for issuance pursuant to Grants, if any, made under Section 7 of this Plan shall again be available for grant and issuance, in connection with future Grants under Section 7 of this Plan, that: (a) are subject to issuance upon exercise of an Option, but cease to be subject to such Option for any reason other than exercise of such Option, or (b) are subject to an Option that otherwise terminates without such Shares being issued and for which the participant did not receive any benefits of ownership; or (c) that consist of Deferred Stock as to which all vesting conditions are not satisfied and which, as a result, terminate without such Shares being issued and for which the participant did not receive any benefits of ownership.

2.2 ADJUSTMENT OF SHARES AND TRADING PRICE. In the event that the number of outstanding shares of the Company's Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then: (a) the number of Shares reserved for issuance under the Plan, (b) the number of Shares subject to outstanding Grants and the Exercise Prices of Options, if any, and (c) any specifically enumerated Trading Price set forth in Section 6 of this Plan shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share shall not be issued, but shall either be paid in cash at Fair Market Value or shall be rounded up to the nearest Share, as determined by the Committee; and provided, further, that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

3. ELIGIBILITY OF EMPLOYEES, CONSULTANTS AND INDEPENDENT CONTRACTORS

Grants under the Plan may be granted to employees, consultants, or independent contractors of the Company or any Subsidiary or Affiliate of the Company; provided, however, that such consultants and contractors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

4. ADMINISTRATION

4.1 COMMITTEE AUTHORITY. The Plan shall be administered by the Committee. Subject to the purposes, terms and conditions of the Plan, and to the direction of the Board, the Committee shall have full power to implement and carry out the Plan. The Committee shall have the authority to:

(a) construe and interpret the Plan, any Grants and any other agreement or document executed pursuant to the Plan;

(b) prescribe, amend and rescind rules and regulations relating to the Plan;

(c) select persons to receive Grants under the Plan;

(d) determine the form and terms of Grants made under the Plan;

(e) determine the number of Shares or other consideration subject to Grants made under the Plan;

(f) determine whether Grants under the Plan will be made singly, in combination or in tandem with, in replacement of, or as alternatives to, other Grants under the Plan or any other incentive or compensation plan of the Company or any Subsidiary or Affiliate of the Company;

(g) grant waivers of Plan or Grant conditions;

(h) determine the vesting, exercisability and payment of Grants under the Plan and to accelerate the vesting and/or exercisability of Grants under the Plan, as provided herein;

(i) correct, any defect, supply any omission, or reconcile any inconsistency in the Plan, any Grant under the Plan or any agreement evidencing any Grant under the Plan;

(j) determine whether any Grant under the Plan has been earned; and

(k) make all other determinations necessary or advisable for the administration of the Plan.

4.2 COMMITTEE DISCRETION. Any determination permitted to be made by the Committee under the Plan with respect to any Grant shall be made in its sole discretion at the time of grant or, unless in contravention of any express term of the Plan or any Grant, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Grant under the Plan.

5. TIME-BASED DEFERRED STOCK GRANTS. Of the 1,050,000 Shares reserved and available for grant and issuance pursuant to the Plan, 150,000 Shares shall be issued in the form of shares of Common Stock subject to time-based vesting conditions (the "Time-Based Deferred Stock") as follows:

5.1 GRANT OF TIME-BASED DEFERRED STOCK. 150,000 Shares of Time-Based Deferred Stock shall be issued to Richard E. Stoddard, the Chairman of the Board of Managers and Chief Executive Officer of the Company's Subsidiary, Cadiz Real Estate LLC, subject to the vesting and other conditions set forth in this Plan.

Vesting Date  No. of Shares Vested

January 1, 2008   50,000
January 1, 2009   50,000
January 1, 2010   50,000

5.2.2 It shall be a condition to the vesting and issuance of the Time-Based Deferred Stock as of any specific Vesting Date that the recipient thereof be an employee, consultant, or independent contractor of the Company or any Subsidiary or Affiliate of the Company as of such Vesting Date.

5.2.3 Notwithstanding anything herein to the contrary, in the event of an occurrence of an Acceleration Event, then all Time-Based Deferred Stock not theretofore vested and issued shall become fully vested and immediately issuable as of the date of such Acceleration Event.

6. MILESTONE-BASED DEFERRED STOCK GRANTS. Of the 1,050,000 Shares reserved and available for grant and issuance pursuant to the Plan, 800,000 Shares shall be issued in the form of shares of Common Stock subject to milestone-based vesting conditions (the "Milestone-Based Deferred Stock") as follows:

6.1 GRANT OF MILESTONE-BASED DEFERRED STOCK. 600,000 Shares of Milestone-Based Deferred Stock shall be issued to Keith Brackpool, the Company's Chief Executive Officer, and 200,000 Shares of Milestone-Based Deferred Stock shall be issued to Richard E. Stoddard, the Chairman of the Board of Managers and Chief Executive Officer of the Company's Subsidiary, Cadiz Real Estate LLC, all subject to the vesting and other conditions set forth in this Plan.

6.2 CONDITIONS TO ISSUANCE OF MILESTONE-BASED DEFERRED STOCK. The issuance of Milestone-Based Deferred Stock shall be subject to the following conditions (the "Trading Price Conditions"):

6.2.1 One-half of the Shares of Milestone-Based Deferred Stock (i.e. 300,000 of the Shares of Milestone-Based Deferred Stock issuable to Keith Brackpool and 100,000 of the Shares of Milestone-Based Deferred Stock issuable to Richard E. Stoddard) shall be issuable only if the Trading Price of the Company's Common Stock is at least $28 per share for any ten trading days (whether or not consecutive) falling within any period of thirty consecutive trading days which, in turn, fall within a period of two (2) years commencing March 13, 2007 and ending March 12, 2009 (the "Milestone Period").

6.2.2 The remaining one-half of the Shares of Milestone-Based Deferred Stock (i.e. 300,000 of the Shares of Milestone-Based Deferred Stock issuable to Keith Brackpool and 100,000 of the Shares of Milestone-Based Deferred Stock issuable to Richard E. Stoddard) shall be issuable only if the Trading Price of the Company's Common Stock is at least $35 per share for any ten trading days (whether or not consecutive) falling within any period of thirty consecutive trading days which, in turn, fall within the Milestone Period.

6.3 VESTING OF MILESTONE-BASED DEFERRED STOCK.

6.3.1 Any Milestone-Based Deferred Stock as to which the Trading Price Conditions set forth in Sections 6.2.1 and/or 6.2.2 above have been satisfied shall vest and be issuable in four equal installments on:

6.3.1.1 January 1, 2008, or, if later, the date upon which the applicable Trading Price Conditions have been satisfied;

6.3.1.2 January 1, 2009, or, if later, the date upon which the applicable Trading Price Conditions have been satisfied;

6.3.1.3 January 1, 2010; and

6.3.1.4 January 1, 2011.

By way of example only, if the Trading Price Conditions set forth in Section 6.2.1 are satisfied on November 1, 2007 and the Trading Price Conditions set forth in Section 6.2.2 are satisfied on November 1, 2009, then the 600,000 shares issuable to Keith Brackpool would vest and be issuable as follows: (1) 75,000 shares on January 1, 2008 (representing the first installment with respect to Section 6.2.1), (2) 75,000 shares on January 1, 2009 (representing the second installment with respect to Section 6.2.1); (3) 150,000 shares on November 1, 2009 (representing the first and second installments with respect to Section 6.2.2); (4) 150,000 shares on January 1, 2010 (representing the third installment with respect to Sections 6.2.1 and 6.2.2); and (5) 150,000 shares on January 1, 2011 (representing the fourth installment with respect to Sections 6.2.1 and 6.2.2).

6.3.2 The vesting and issuance of the Milestone-Based Deferred Stock shall, in addition to the Trading Price Conditions described in Sections 6.2.1 and 6.2.2 (but subject to the provisions of Sections 6.3.3 and 6.3.4 below), be subject to the continued status of the recipient of the Milestone-Based Deferred Stock as an employee, consultant, or independent contractor of the Company or any Subsidiary or Affiliate of the Company as of the respective vesting date set forth in this Section 6.3.

6.3.3 Notwithstanding any other provision of this Section 6, in the event of a Termination without cause of a recipient of Milestone-Based Deferred Stock, then

6.3.3.1 Any shares of Milestone-Based Deferred Stock as to which the Trading Price Conditions set forth in Section 6.2.1 and/or 6.2.2 above have been satisfied but which have not yet been issued pursuant to Section 6.3.1, plus (in the event the Termination occurs prior to the end of the Milestone Period) one half of any shares of Milestone-Based Deferred Stock as to which the Trading Price Conditions set forth in Section 6.2.1 and/or 6.2.2 above have not yet been satisfied, shall vest and be immediately issuable to the recipient in full upon such Termination without cause; and

6.3.3.2 Any shares of Milestone-Based Deferred Stock which are not immediately issued upon Termination without cause pursuant to Section 6.3.3.1 above shall vest and be immediately issuable to the recipient upon the satisfaction of the Trading Price Conditions set forth in Sections 6.2.1 and/or 6.2.2 and all other applicable vesting conditions (subject to Section 6.3.4 below), irrespective of the status of the recipient as an employee, consultant, or independent contractor of the Company or any Subsidiary or Affiliate of the Company as of the vesting date set forth in this Section 6.3.

6.3.4 Notwithstanding any other provision of this Section 6, in the event of a Change in Control prior to the end of the Milestone Period, then

6.3.4.1 In the event that the Trading Price is $28 or higher at the time of the Change in Control then all shares of Milestone-Based Deferred Stock shall vest and be immediately issuable to the recipient in full upon such Change in Control; and

6.3.4.2 In the event that the Trading Price is less than $28 at the time of the Change in Control then those shares of Milestone-Based Deferred Stock, if any, as to which the Trading Price Conditions set forth in Sections 6.2.1 and/or 6.2.2 were satisfied prior to the Change in Control but which have not yet been issued shall vest and be immediately issuable to the recipient in full upon such Change in Control.

7. ADDITIONAL OPTION AND/OR DEFERRED STOCK GRANTS

Of the 1,050,000 Shares reserved and available for grant and issuance pursuant to the Plan, 100,000 Shares (i.e. all Shares not otherwise reserved and available for grant and issuance as Time-Based Deferred Stock pursuant to Section 5 above or as Milestone-Based Deferred Stock pursuant to Section 6 above) shall be issuable in the form of shares of Common Stock subject to vesting conditions ("Deferred Stock") and/or in the form of Options, all as the Committee may determine from time to time in its sole discretion, as follows:

7.1 GRANT OF OPTIONS AND DEFERRED STOCK. Except as otherwise limited herein, the Committee may grant Deferred Stock and/or Options pursuant to this Section 7 to eligible persons as described in Section 3.

7.2 DEFERRED STOCK. The Committee shall, as to Deferred Stock, determine the number of shares issuable in the form of Deferred Stock as well as all vesting conditions applicable to such Deferred Stock (which need not be the same for each Participant receiving Deferred Stock).

7.3 OPTIONS. The Committee shall, as to any Option, determine the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

  7.3.1 FORM OF OPTION GRANT. Each Option granted shall be evidenced by an Option Agreement ("Stock Option Agreement"), and be in such form and contain such provisions (which need not be the same for each Participant receiving an Option) as the Committee shall from time to time approve, and which shall comply with and be subject to the terms and conditions of the Plan. The Committee may in its discretion include in any Option granted under the Plan a condition that the Participant shall agree to remain in the employ of, and to render services to, the Company or any of its Affiliates or Subsidiaries for a period of time (specified in the agreement) following the date the Option is granted.

  7.3.2 DATE OF GRANT. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option. The Stock Option Agreement and a copy of the Plan will be delivered to the Participant within a reasonable time after the granting of such Option.

  7.3.3 EXERCISE PERIOD. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement; provided, however that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted.

7.3.4 EXERCISE PRICE. The Exercise Price shall be determined by the Committee when an Option is granted and may be not less than the greater of (i) 100% of the Fair Market Value of the Shares on the date of Grant, or (ii) the par value of the Shares. Payment for the Shares purchased may be made in accordance with Section 7.3.10 hereof.

  7.3.5 METHOD OF EXERCISE. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant receiving an Option pursuant to the Plan), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding Participant's investment intent, access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

  7.3.6 TERMINATION. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option shall always be subject to the following:

7.3.6.1 If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant's Options, only to the extent that such Options would have been exercisable upon the Termination Date, no later than ninety (90) days after the Termination Date, but in any event, no later than the expiration date of the Options.

7.3.6.2 If the Participant is terminated because of death or Disability, then the Participant's Options may be exercised, only to the extent that such Options would have been exercisable by Participant on the Termination Date (whether through prior vesting or accelerated vesting pursuant to Section 7.3.9 hereof), and must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than one hundred eighty (180) days after the Termination Date, but in any event no later than the expiration date of the Option.

  7.3.7 LIMITATIONS ON EXERCISE. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

  7.3.8 MODIFICATION, EXTENSION OR RENEWAL. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted.

  7.3.9 ACCELERATED VESTING. Notwithstanding anything herein to the contrary, if an Acceleration Event has occurred, then all Options shall become fully exercisable as of the date the Committee determines that an Acceleration Event has occurred. Further, notwithstanding anything herein to the contrary, any Options granted under the Plan, the vesting of which are conditioned solely upon the passage of time and continued employment of the Participant, shall be accelerated and shall be immediately exercisable upon the death or Disability of such Participant (subject only to the limitations on exercise set forth in Section 7.3.6 hereof).

  7.3.10. PAYMENT FOR OPTION EXERCISES. Payment for Shares purchased pursuant to the exercise of Options under the Plan may be made in cash (by check or equivalent) or, where expressly approved by the Committee and permitted by law:

   7.3.10.1 by cancellation of indebtedness of the Company to the Participant;

   7.3.10.2 by surrender of shares of the Company's Common Stock that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of Rule 144 of the Securities Act; or were obtained by Participant in the public market; and, (2) are clear of all liens, claims, encumbrances or security interests;

   7.3.10.3 by waiver of compensation due or accrued to Participant for services rendered;

   7.3.10.4 provided that a public market for the Company's stock exists and subject to the ability of the Participant to sell Shares in compliance with applicable securities laws:

    7.3.10.4.1 through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased in order to pay the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

    7.3.10.4.2 through a "margin" commitment from the Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

   7.3.10.5 by any combination of the foregoing.

8. WITHHOLDING TAXES

8.1 TAX WITHHOLDING. The Company may withhold, at the election of the Participant, from Common Stock to be issued or cash to be paid under the Plan, the number of shares of Common Stock having a Fair Market Value equal to, or cash in the amount of, or a combination of shares and cash equal to, the amount of tax required by any governmental authority to be withheld to cover any applicable withholding and employment taxes; provided, however, that in the event a deferral election is in effect with respect to the shares of Common Stock deliverable upon exercise of an Option, then the Participant may elect to have any such withholding made from the Common Stock tendered to exercise such Option. Alternatively, a Participant may pay to the Company the amount of cash required to be withheld in lieu of any withholding of distribution under the Plan.

9. PRIVILEGES OF STOCK OWNERSHIP

No Participant shall have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant shall be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares.

10. TRANSFERABILITY

Grants made under the Plan, and any interest therein, shall not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and, if applicable, Option Agreement provisions relating thereto. During the lifetime of the Participant, an Option shall be exercisable only by the Participant, and any elections with respect to an Option or other Grant, may be made only by the Participant.

11. CERTIFICATES

All certificates for Shares or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed.

12. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE

No Grant shall not be effective unless such Grant is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, as they are in effect on the date of grant and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

13. NO OBLIGATION TO EMPLOY

Nothing in the Plan or any Grant made under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company, or any Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

14. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE

The existence of outstanding Grants shall not affect in any way the right or power of the Company or its stockholders to make or authorize all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each holder of an outstanding Grant shall, at no additional cost, be entitled to receive upon vesting or exercise, as applicable (subject to any required action by stockholders of the Company) the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares issuable pursuant to such Grant.

If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while Grants remain outstanding under the Plan, (i) subject to the provisions of clause (ii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Grant shall be entitled to receive upon vesting or exercise, as applicable, of such Grant in lieu of shares of Common Stock, shares of such stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; or, in the case of Options (ii) all outstanding Options may be canceled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that: (x) notice of such cancellation shall be given to each holder of an Option, and (y) each holder of an Option shall have the right to exercise such Option to the extent that the same is then exercisable or, if the Board shall have accelerated the time for exercise of all unexercised and unexpired Options, in full during the 30-day period preceding the effective date of such merger, consolidation, liquidation or sale.

Except as expressly provided above, the issue by the Company of shares of stock of any class, securities convertible into shares of stock of any class, for cash, property or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares then subject to outstanding Grants.

15.1 The Plan shall have been approved by any secured lender to the Company, the consent of which is required pursuant to the contractual arrangements between the Company and such secured lender;

15.2 The Plan shall have been approved by the stockholders of the Company; and

15.3 All Shares authorized for issuance under the Plan shall have been registered by the Company by the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8.

16. TERM OF PLAN

The Plan will terminate ten (10) years from the Effective Date.

17. AMENDMENT OR TERMINATION OF PLAN

The Board may at any time terminate or amend the Plan in any respect, including without limitation the modification, extension or renewal of outstanding Grants and the authorization of new Grants in substitution therefor, and the amendment of any form of Grant (including the terms and conditions pertaining thereto), agreement or instrument to be executed pursuant to the Plan; provided, however, that no modification to an outstanding Grant or termination or amendment to this Plan or any such agreement or instrument may, without the consent of the Participant, terminate such Grant, delay the vesting of a Grant or materially adversely affect the rights of the Participant. Amendments may be made without stockholder approval without stockholder approval except as required to satisfy Section 422 of the Code, Section 162(m) of the Code, or other NASDAQ, stock exchange, or regulatory requirements.

18. NONEXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan by the Board nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

19. GOVERNING LAW

The Plan and all agreements, documents and instruments entered into pursuant to the Plan shall be governed by and construed in accordance with the internal laws of the State of California, excluding that body of law pertaining to conflict of laws.

20. DEFINITIONS

As used in the Plan, the following terms shall have the following meanings:

"ACCELERATION EVENT" means (i) any Change of Control of the Company, provided that the Participant is an employee, consultant, or independent contractor of the Company or any Subsidiary or Affiliate of the Company as of the date of such Change of Control, (ii) the Termination of a Participant without cause, or (iii) any other event determined in the discretion of the Committee to be an Acceleration Event.

"BOARD" means the Board of Directors of the Company.

"CHANGE IN CONTROL" means the occurrence of any of the following events:

(a) when the Company acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then-outstanding securities;

(b) upon the first purchase of Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company);

(c) upon the approval by the Company's shareholders of: (i) a merger or consolidation of the Company with or into another corporation (other than an Affiliate of the Company), which does not result in any capital reorganization or reclassification or other change in the Company's then-outstanding shares of Common Stock, (ii) a sale or disposition of all or substantially all of the Company's assets, or (iii) a plan of liquidation or dissolution of the Company; or

(d) if during any period of two consecutive years, the individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director is approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

"CODE" means the Internal Revenue Code of 1986, as amended.

"COMMITTEE" means the Compensation Committee of the Board, or the Board acting as the Committee.

"COMMON STOCK" means the Company's Common Stock, $0.01 par value.

"COMPANY" means Cadiz Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

"DISABILITY" means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"EXERCISE PRICE" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option, but in no event shall such price be less than the par value of the Common Stock.

"FAIR MARKET VALUE" means the Trading Price, as defined below.

"GRANTS" shall mean Time-Based Deferred Stock granted pursuant to Section 5 hereof, Milestone-Based Deferred Stock granted pursuant to Section 6 hereof, and Options and Deferred Stock granted pursuant to Section 7 hereof.

"OPTION" means an option to purchase Shares of Common Stock of the Company pursuant to Section 7.

"OPTION AGREEMENT" means, with respect to each Option, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Option.

"PARTICIPANT" means a person who receives a Grant under the Plan.

"PLAN" means this Cadiz Inc., 2007 Management Equity Incentive Plan, as amended from time to time.

"SECURITIES ACT" means the Securities Act of 1933, as amended.

"SHARES" means shares of the Company's Common Stock, $0.01 par value, reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 14, and any security issued in respect thereto or in replacement therefor.

"SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of any Grant pursuant to the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

"TERMINATION" or "TERMINATED" means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser, to the Company or a Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

"TRADING PRICE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

(a) the closing price or last reported sale price of the Company's Common Stock on the stock exchange or quotation system on which the Company's Common Stock is then traded; or

(b) if the Company's Common Stock is not then traded on a stock exchange or quotation system, then by the Board of Directors of the Company in good faith; or.

(c) in the event of a Change in Control transaction pursuant to which some or all of the Company's Common Stock is purchased, the price per share paid for such Common Stock.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY
CADIZ INC.
SOLICITED ON BEHALF OF THE COMPANY AND APPROVED BY THE BOARD OF DIRECTORS
The undersigned hereby constitutes and appoints Keith Brackpool and O'Donnell Iselin II, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place, and stead of the undersigned, to appear at the fiscal 2007 Annual Meeting of Stockholders of Cadiz Inc. to be held on the 15th day of June 2007 at 11 a.m., local time, at the law offices of Theodora Oringher Miller & Richman located at 2029 Century Park East, 6th Floor, Los Angeles, California 90067 (pursuant to the Notice of Annual Meeting dated April 27, 2007 and accompanying proxy statement), and at any postponement or adjournment thereof, and to vote all of the shares of Cadiz Inc. that the undersigned is entitled to vote with all the powers and authority the undersigned would possess if personally present in accordance with the following instructions.

(Continued on reverse side)

CADIZ INC.

Voting by telephone or Internet is quick, easy and immediate. As a Cadiz Inc. stockholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Standard Time, on June 14, 2007.

Vote Your Proxy on the Internet:
www.continentalstock.com.
Have your proxy card available when you access the website. Follow the prompts to vote your shares.

Vote Your Proxy by Phone:
Call 1 (866) 894-0537.
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE
VOTING ELECTRONICALLY OR BY PHONE
Vote Your Proxy by Mail:
Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2, AND 3. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE FOR THE PROPOSALS.

1.	ELECTION OF DIRECTORS	FOR	WITHHOLD AUTHORITY
(To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below)		❒	❒

01.	Keith Brackpool
02.	Murray H. Hutchison
03.	Timothy J. Shaheen
04.	Stephen J. Duffy
05.	Winston Hickox
06	Geoffrey Grant

2.	Ratification of PricewaterhouseCoopers LLP as independent auditor.	FOR	AGAINST	ABSTAIN
		❒	❒	❒

3.	Approval of 2007 Management Equity Incentive Plan.	FOR	AGAINST	ABSTAIN
		❒	❒	❒

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature(s)_______________________________	Signature(s)_______________________________	Date____________________________________
Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

.